CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Northeast Bancorp

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-85206), (No. 33-32095), (No. 33-58538), (No. 33-32096) and (No. 33-87976) of Northeast Bancorp of our report dated August 1, 2003, with respect to the consolidated financial statements of Northeast Bancorp and Subsidiaries included in the Annual Report (Form 10-K) for the year ended June 30, 2003.
/s/ Baker Newman & Noyes
Portland, Maine	Baker Newman & Noyes
September 23, 2003	Limited Liability Company